EXHIBIT 99.1
EchoStar Considering Spin-off of Technology and Infrastructure Assets From DISH Network U.S. Consumer Business
ENGLEWOOD, Colo., Sep 25, 2007 (PrimeNewswire via COMTEX News Network) — EchoStar Communications Corporation (Nasdaq:DISH) today announced that its Board of Directors has directed Management to pursue a possible separation of its businesses into two distinct publicly traded companies. EchoStar recently submitted a request to the Internal Revenue Service for a ruling as to the tax-free nature of the transaction.
Under the proposed plan, EchoStar’s U.S. consumer pay-TV business would continue to operate as the DISH Network(r). Most of the company’s other technology and infrastructure assets would be spun-off in a transaction intended to be tax-free to EchoStar and its shareholders. Upon completion of the spin-off transaction, the shareholders of EchoStar would have separate pro rata ownership interests in each company.
“We believe separation of our consumer-based and wholesale businesses could unlock additional value. Each company would be able to separately pursue the strategies that best suit its respective long-term interests. The spin-off transaction would also allow employee incentives to be tied to their respective company’s performance, and improve opportunities to effectively develop and finance expansion plans,” said Charlie Ergen, Chairman and Chief Executive Officer of EchoStar.
The transaction would be transparent to DISH Network’s over 13.585 million U.S. DBS customers. Installation, customer service, billing and other consumer services would continue to be operated by DISH Network, together with most satellites and spectrum used to support that subscriber base. Mr. Ergen would continue to serve as Chairman and CEO of DISH Network, and would fill the same roles with the spun-off company.
The spin-off assets would include, among other things, EchoStar’s award-winning set top box design and manufacturing business, its international operations, and assets used to provide fixed satellite services to third parties, together with satellites, uplink centers and spectrum licenses not considered core to DISH Network’s subscriber business. Already the world’s leading developer of digital video recorders, the set-top box business shipped over nine million units in 2006 to DISH Network and international customers. The recently announced acquisition of Sling Media further illustrates EchoStar’s commitment to delivering best-in-class consumer technology products enabling customers to enjoy their content anywhere, any time.
The spin-off is subject to certain conditions, including, among others, final approval by EchoStar’s board of directors of the transaction, effectiveness of a securities registration statement, confirmation that the spin-off will qualify as a tax-free transaction for EchoStar and its shareholders and receipt of regulatory and other necessary approvals. Final terms and timing of the transaction have not yet been determined. EchoStar is preparing a registration statement for filing with the Securities and Exchange Commission in connection with the spin-off. The registration statement will include important information about the Company, the proposed spin-off and related matters. Shareholders are urged to read the registration statement if and when it becomes available.
About EchoStar
EchoStar Communications Corporation (Nasdaq:DISH) has been a leader for more than 26 years in satellite TV equipment sales and support worldwide. The Company’s DISH Network(tm) is the fastest-growing pay-TV provider in the country since 2000 and currently serves more than 13.585 million satellite TV customers. DISH Network offers a premier line of industry-leading Digital Video Recorders (DVRs) and hundreds of video and audio channels as well as the most national HD and International channels in the U.S., Interactive TV, Latino and sports programming. DISH Network also provides a variety of package and price options including the lowest all-digital price in America and the DishDVR

Advantage Package. EchoStar is included in the Nasdaq-100 Index (NDX) and is a Fortune 300 company. Visit www.echostar.com or call 1-800-333-DISH (3474) for more information.
The EchoStar logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3707
Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The statements relate to, among other things, the contemplated spin-off by EchoStar of a separate company comprised of certain of EchoStar’s technology, infrastructure and other assets. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we “believe,” “intend,” “plan,” “estimate,” “expect,” “may,” “will,” “would,” “could,” “anticipate,” or “will occur” and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that any future transactions or events described herein will happen as described or that they will happen at all. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. This cautionary statement applies to all forward-looking statements included in this release. Whether actual events or results will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond the control of EchoStar. The risks and uncertainties include, but are not limited to, the following: (i) final approval by EchoStar’s board of directors of the transaction, (ii) effectiveness of a registration statement in connection with the spin-off, (iii) receipt of an opinion from counsel to the effect that the spin-off will qualify as a tax-free transaction for EchoStar and its stockholders, (iv) receipt of other necessary regulatory approvals may not be obtained on the terms expected or on the anticipated schedule, (v) no unanticipated developments that delay or negatively impact the contemplated spin-off, and (vi) other risks described from time to time in periodic reports filed by EchoStar with the Securities and Exchange Commission. All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they may appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. EchoStar expressly disclaims any obligation or undertaking to update these statements to reflect the impact of circumstances or events that arise after the date on which they were made. Investors should consult EchoStar’s reports filed with the SEC for additional information.
This news release was distributed by PrimeNewswire, www.primenewswire.com
SOURCE: EchoStar
EchoStar Communications Corporation
Investor Relations:
Jason Kiser
(303) 723-2210
jason.kiser@echostar.com
Press Contact:
Kathie Gonzalez
(720) 514-5351
press@echostar.com

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